EXHIBIT 16



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                        Stark Winter Schenkein & Co., LLP
                         3600 South Yosemite Street #600
                             Denver, Colorado 80237
                                Tel. 303-694-6700




                                December 31, 2009


U.S. Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

        RE: Synergy Resources Corporation


Dear Sirs/Madams:

     We have read and agree with the comments in Item 4.01 of Form 8-K of Synergy Resources Corporation, dated December 21, 2009 related to the dismissal of our firm as the registrant's independent registered public accounting firm.


Yours truly,

/s/ Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP
Denver, Colorado